Exhibit 99.1

Kodak Reports First-Quarter 2019 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--May 9, 2019--Eastman Kodak Company (NYSE: KODK) today reported financial results for the first quarter 2019, including a net loss of $18 million on revenues of $291 million and continued growth in key product areas.

Highlights include:

  GAAP net loss of $18 million for the quarter ended March 31, 2019, compared to a GAAP net loss of $25 million for the quarter ended March 31, 2018.
  Revenues for Q1 2019 of $291 million compared to revenues for Q1 2018 of $318 million.
  Operational EBITDA for the quarter of negative $6 million compared to Operational EBITDA of negative $9 million in the prior-year period.
  Key product lines achieved strong year-over-year growth for the first quarter 2019:
    Volume for KODAK SONORA Process Free Plates grew by 22 percent.
    Annuity revenues for the KODAK PROSPER inkjet platform grew by 12 percent.
  The company ended the quarter with a cash balance of $240 million.
  The company completed the sale of its Flexographic Packaging Division to Montagu Private Equity LLP on April 8, 2019 and used the net proceeds to pay down $312 million of its term debt.

“Completing the sale of our Flexographic Packaging Division and using the net proceeds to significantly pay down our term debt was a major step toward strengthening our financial position,” said Jim Continenza, Kodak’s Executive Chairman. “Our focus has shifted to completing the refinancing of the remaining balance of our debt and realigning our business to better serve customers and achieve our goal of generating cash.”

For the quarter ended March 31, 2019, revenues decreased by approximately $27 million compared with the same period in 2018. Kodak ended the quarter with a cash balance of $240 million, down from the December 31, 2018 cash balance of $246 million.

“We significantly paid down our term debt and delivered continued strong performance in our key growth areas of SONORA Process Free Plates and in PROSPER inkjet annuities,” said David Bullwinkle, Kodak’s CFO. “We expect to secure new financing for our remaining term debt by the end of May, which will further strengthen our balance sheet.”

Revenue and Operational EBITDA Q1 2019 vs. Q1 2018

($ millions)

Q1 2019 Actuals	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$192	$32	$14	$49	$2	$2	$291
Operational EBITDA *	$5	$-	$(1)	$(7)	$(2)	$(1)	$(6)

Q1 2018 Actuals	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$216	$31	$16	$52	$1	$2	$318
Operational EBITDA *	$3	$-	$1	$(7)	$(4)	$(2)	$(9)

Q1 2019 vs. Q1 2018 Actuals B/(W)	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$(24)	$1	$(2)	$(3)	$1	$-	$(27)
Operational EBITDA *	$2	$-	$(2)	$-	$2	$1	$3

Q1 2019 Actuals on constant currency ** vs. Q1 2018 Actuals B/(W)	PSD	EISD	KSD	BFID	AM3D	EBPD	Total EK
Revenue	$(15)	$2	$(2)	$(2)	$1	$-	$(16)
Operational EBITDA *	$1	$-	$(2)	$1	$2	$1	$3

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2018 foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2018, rather than the actual exchange rates in effect for the three months ended March 31, 2019.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2018 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to repay, refinance or extend the maturity of its outstanding first lien term loans prior to their maturity date of September 3, 2019 or prior to June 5, 2019, the date on which Kodak’s revolving credit facility will terminate unless such repayment, refinancing or extension has occurred or the revolving credit facility has been amended; Kodak’s ability to discontinue, sell or spin-off certain businesses or operations or otherwise monetize assets, including the completion of the deferred sale of the China assets of Kodak’s Flexographic Packaging segment that was sold, and the ability of the Flexographic Packaging segment that was sold to perform during 2019 and 2020 at levels that will entitle Kodak to earn-out payments; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this first-quarter 2019 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended March 31, 2018, rather than the actual exchange rates in effect for the three months ended March 31, 2019.

The following table reconciles the most directly comparable GAAP measure of Net Loss to Operational EBITDA for the three months ended March 31, 2019 and 2018, respectively:

(in millions)
	Q1 2019	Q1 2018	$ Change
Net Loss	$(18)	$(25)	$7
Depreciation and amortization	15	18	(3)
Restructuring costs and other (1)	2	2	-
Stock based compensation	3	2	1
Consulting and other costs (2)	3	3	-
Idle costs (3)	1	1	-
Former CEO separation agreement compensation	2	-	2
Interest expense (1)	3	2	1
Pension income excluding service cost component (1)	(27)	(32)	5
Other charges, net (1)	1	16	(15)
Loss from discontinued operations, net of income tax (1)	6	-	6
Provision for income taxes (1)	3	4	(1)
Operational EBITDA	$(6)	$(9)	$3

Footnote Explanations:

(1)	As reported in the Consolidated Statement of Operations.
(2)	Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives.
(3)	Consists of third-party costs such as security, maintenance and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
(4)	The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2018, rather than the actual exchange rates in effect for the three months ended March 31, 2019.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended March 31,
	2019	2018
Revenues
Sales	$224	$248
Services	67	70
Total net revenues	291	318
Cost of revenues
Sales	205	231
Services	46	49
Total cost of revenues	251	280
Gross profit	40	38
Selling, general and administrative expenses	59	58
Research and development costs	11	13
Restructuring costs and other	2	2
Other operating expense, net	—	—
Loss from continuing operations before interest expense, pension income excluding service cost component, other charges (income), net, and income taxes	(32)	(35)
Interest expense	3	2
Pension income excluding service cost component	(27)	(32)
Other charges, net	1	16
Loss from continuing operations before income taxes	(9)	(21)
Provision for income taxes	3	4
Loss from continuing operations	(12)	(25)
Loss from discontinued operations, net of income tax	(6)	—
NET LOSS	$(18)	$(25)

The notes accompanying the Company’s first quarter 2019 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$240	$246
Trade receivables, net of allowances of $8 and $9, respectively	201	232
Inventories, net	249	236
Other current assets	53	51
Current assets held for sale	116	113
Total current assets	859	878
Property, plant and equipment, net of accumulated depreciation of $431 and $422, respectively	233	246
Goodwill	12	12
Intangible assets, net	58	60
Operating lease right-of-use assets	49	-
Restricted cash	8	11
Deferred income taxes	155	160
Other long-term assets	164	144
TOTAL ASSETS	$1,538	$1,511

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable, trade	$160	$149
Short-term borrowings and current portion of long-term debt	396	396
Current portion of operating leases	23	-
Other current liabilities	191	213
Current liabilities held for sale	25	20
Total current liabilities	795	778
Long-term debt, net of current portion	18	5
Pension and other postretirement liabilities	368	379
Operating leases, net of current portion	35	-
Other long-term liabilities	163	179
Total liabilities	1,379	1,341

Commitments and Contingencies (Note 10)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	175	173

Equity (Deficit)
Common stock, $0.01 par value	—	—
Additional paid in capital	615	617
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(213)	(200)
Accumulated other comprehensive loss	(409)	(411)
Total shareholders' deficit	(16)	(3)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)	$1,538	$1,511

The notes accompanying the Company’s first quarter 2019 Form 10-Q are an integral part of these consolidated financial statements.

CONTACT:
Media:
Nick Rangel, Kodak, +1 585-615-0549, nicholas.rangel@kodak.com

Investors:
Bill Love, Kodak, +1 585-724-4053, shareholderservices@kodak.com